SCHEDULE I

   To the Distribution and Service Plan, dated March 27, 2000, of The Victory
                                   Portfolios

This Distribution and Service Plan shall be adopted with respect to the Shares of the following Funds of The Victory Portfolios:



1.    Balanced Fund                     Class A
2.    Convertible Fund                  Class A
3.    Diversified Stock Fund            Class A
4.    Financial Reserves Fund           Class A
5.    Focused Growth Fund               Class A
6.    Fund for Income                   Class A
7.    Gradison Government Reserves Fund Trust Shares
8.    Growth Fund                       Class A
9.    Institutional Money Market Fund   Investor and Select
10.   Intermediate Income Fund          Class A
11.   National Municipal Bond Fund      Class A
12.   New York Municipal Bond Fund      Class A
13.   Prime Obligations Fund            Trust Shares
14.   Real Estate Fund                  Class A
15.   Small Company Opportunity Fund    Class A
16.   Special Value Fund                Class A
17.   Stock Index Fund                  Class A
18.   Value Fund                        Class A



As of December 10, 2003.